EXHIBIT 99.2

Contact: Damon Elder
(949) 270-9207
delder@ahinvestors.com

Griffin-American Healthcare REIT III Announces
Estimated Per Share Value of $9.01

IRVINE, Calif. (Oct. 7, 2016) – Griffin-American Healthcare REIT III, Inc. announced today that its board of directors has approved an estimated per share net asset value (“NAV”) of its common stock of $9.01 as of June 30, 2016.

“We are very pleased with the growth and performance of Griffin-American Healthcare REIT III, which acquired its first property just 28 months ago and has since built a premier international healthcare portfolio purchased for approximately $2.7 billion1 located throughout the United States and the United Kingdom,” said Jeff Hanson, chairman and CEO of Griffin-American Healthcare REIT III.

Following the recommendation of its audit committee, composed solely of independent directors, the estimated per share NAV was determined by the board of directors. Robert A. Stanger & Co., Inc. (“Stanger”), an independent third-party valuation firm, provided an estimated per share NAV of $9.01 to the company’s board of directors, which was based upon Stanger’s valuation analyses of Griffin-American Healthcare REIT III’s property portfolio plus cash and other assets, less the estimated value of outstanding mortgage debt and other liabilities, divided by the number of shares issued and outstanding on an adjusted fully diluted basis. This methodology complies with the Investment Program Association’s practice guideline regarding valuations of publicly registered non-listed REITs (“IPA guidelines”).

Consistent with the IPA guidelines, Stanger’s valuation does not include a portfolio premium that may reasonably be expected to accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value.

About Griffin-American Healthcare REIT III, Inc.
Griffin-American Healthcare REIT III, Inc. qualified to be taxed as a real estate investment trust for federal income tax purposes beginning with its taxable year ended December 31, 2014, and intends to continue to qualify to be taxed as a REIT. Griffin-American Healthcare REIT III invests in a diversified portfolio of healthcare real estate assets, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities. The REIT is co-sponsored by American Healthcare Investors and Griffin Capital Corporation. For more information regarding Griffin-American Healthcare REIT III, please visit www.HealthcareREIT3.com.

(1)	Based on consolidated purchase price of real estate and real estate-related investments, including development projects, in our total portfolio as of June 30, 2016.

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend for all forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our strength and financial condition and uncertainties relating to the financial strength of our current and future real estate investments; uncertainties relating to our ability to successfully pursue our strategic plan; uncertainties relating to the local economies where our real estate investments are located; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; uncertainties relating to the implementation of recent healthcare legislation; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in our company’s periodic reports, as filed with the U.S. Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and undue reliance should not be placed on such statements. We undertake no obligation to update any such statements that may become untrue because of subsequent events.